    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 2000
                                                     REGISTRATION NO. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                     ADVANCED SWITCHING COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                3576                               54-1865834
   (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
    incorporation or organization)          Classification Code Number)              Identification No.)


  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

        ADVANCED SWITCHING COMMUNICATIONS, INC. 2000 STOCK INCENTIVE PLAN ADVANCED SWITCHING COMMUNICATIONS, INC. 1999 NONQUALIFIED STOCK OPTION PLAN
 ADVANCED SWITCHING COMMUNICATIONS, INC. SECOND 1998 NONQUALIFIED STOCK
                                  OPTION PLAN
   ADVANCED SWITCHING COMMUNICATIONS, INC. 1998 NONQUALIFIED STOCK OPTION PLAN
                            (Full title of the plans)

                                ASGHAR D. MOSTAFA
                                    PRESIDENT
                              8330 BOONE BOULEVARD
                                VIENNA, VA 22812
                                 (703) 448-5540
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          -----------------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                    PROPOSED      PROPOSED
                                                    MAXIMUM       MAXIMUM
                                                    OFFERING     AGGREGATE       AMOUNT OF
    TITLE OF EACH CLASS OF          AMOUNT TO BE   PRICE PER      OFFERING      REGISTRATION
  SECURITIES TO BE REGISTERED        REGISTERED      SHARE         PRICE            FEE
-----------------------------------------------------------------------------------------------
Common stock, $0.0025 par value    10,159,000(1)  $4.48-$13.47(2)  $88,095,747 (2)  $23,257
===============================================================================================

      (1) Includes (i) 5,422,245 shares issuable upon the exercise of outstanding options granted under the Advanced Switching Communications, Inc. 1998 Nonqualified Stock Option Plan (the "1998 Plan"), the Advanced Switching Communications, Inc. Second 1998 Nonqualified Stock Option Plan (the "Second 1998 Plan"), the

           Advanced Switching Communications, Inc. 1999 Nonqualified Stock Option Plan (the "1999 Plan") and the Advanced Switching Communications, Inc. 2000 Stock Incentive Plan (the "2000 Plan") and (ii) 4,736,755 shares available to be issued in connection with future options or awards under the 2000 Plan.

      (2) The proposed maximum offering price per share is estimated in accordance with Rule 457 (h) under the Securities Act. With respect to the 5,422,245 shares subject to outstanding options, the proposed maximum offering price per share is based on the weighted average exercise price of $4.48 per share. With respect to the 4,736,755 shares, the proposed maximum offering price per share is based on the average of the high and low sale prices of $13.47 per share for the Registrant's Common Stock on the Nasdaq National Market on October 24, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants of the Advanced Switching Communications, Inc. 2000 Stock Incentive Plan (the "2000 Plan"), the Advanced Switching Communications, Inc. 1999 Nonqualified Stock Option Plan (the "1999 Plan"), the Advanced Switching Communications, Inc. Second 1998 Nonqualified Stock Option Plan (the "Second 1998") and the Advanced Switching Communications, Inc. 1998 Nonqualifed Stock Option Plan (the "1998 Plan") as specified by Rule 428 under the Securities Act of 1933. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933. Advanced Switching Communications, Inc. will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, Advanced Switching Communications, Inc. will furnish to the Securities and Exchange Commission or its staff a copy or copies of all of the documents included in that file.

        References herein to "ASC" or "the Company" shall mean Advanced Switching Communications, Inc., a Delaware corporation.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which were filed by ASC with the Securities and Exchange Commission, are incorporated by reference in this registration statement:

        1. The Company's prospectus filed with the Commission on October 5, 2000 pursuant to Rule 424(b) under the Securities Act.

        2. The description of ASC's Common Stock, par value $0.0025 per share, which is registered under Section 12 of the Securities Exchange Act of 1934, contained in ASC's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 14, 2000, which incorporates by reference the description of the Common Stock contained in the Registration Statement on Form S-1 (No. 333-40624) (originally filed on June 30, 2000), as amended, including any amendment or report filed for the purpose of updating that description. That description of the Common Stock contained in the Registration Statement on Form S-1 is also incorporated by reference.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent under the circumstances set forth therein.

        Article VII of the Registrant's Amended and Restated Certificate of Incorporation eliminates liability of directors of the Registrant to the Registrant or its shareholders for monetary damages for breach of fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware. Article VII of the Registrant's Amended and Restated Certificate of Incorporation requires the Registrant to indemnify the Registrant's directors and officers to the extent permitted under Section 145 of the Delaware General Corporation Law. Article VII of the Registrant's Amended and Restated Certificate of Incorporation also provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, in accordance with provisions corresponding to Section 145 of the Delaware General Corporation Law. Further, the Registrant's Amended and
Restated Certificate of Incorporation provides that any person, other than an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was an employee or agent of the Registrant, or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, and who desires indemnification shall make written application for such indemnification to the Board of Directors for its determination that indemnification is appropriate, and if so, to what extent. The Registrant's Restated Bylaws also provide that the Registrant may indemnify, to the extent of the provisions set forth therein, any person other than an officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Registrant, or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person makes written application for such indemnification to the Registrant Board and the Registrant Board determines that indemnification is appropriate and the extent thereof. The Registrant's Restated Bylaws further provide that the indemnification described therein is not exclusive, and shall not exclude any other rights to which the person seeking to be indemnified may be entitled under statute, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and to his action in another capacity while holding such office.

        The above discussion of Section 145 and of the Registrant's Amended and Restated Certificate of Incorporation and Restated Bylaws is not intended to be exhaustive and is respectively qualified in its entirety by such statute, the Amended and Restated Certificate of Incorporation and the Restated By-laws. The Registrant intends to obtain primary and excess insurance policies insuring its directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on behalf of, may also pay amounts for which the Registrant has granted indemnification to the directors or officers.

        Additionally, reference is made to the Underwriting Agreement filed as
Exhibit 1.1 to the Registration Statement on Form S-1, as amended, File No. 333-40624, which provides for indemnification by the underwriters of ASC, its directors and officers who sign the Registration Statement on Form S-1 and persons who control ASC, under certain circumstances.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.

        The following documents are filed as exhibits to this registration statement:

             EXHIBIT                        DESCRIPTION
             -------                        -----------

               *3.1   Restated Certificate of Incorporation of the Company.
               *3.2   Restated By-laws of the Company.
               *4.1   Form of certificate of common stock.

               *4.2   Advanced Switching Communications, Inc. 1998 Nonqualified Stock Option
                      Plan.
               *4.3   Advanced Switching Communications Inc. Second 1998 Nonqualified Stock
                      Option Plan.
               *4.4   Advanced Switching Communications, Inc. 1999 Nonqualified Stock Option
                      Plan.
               *4.5   Advanced Switching Communications, Inc. 2000 Stock Incentive Plan.
                5.1   Opinion of Fried, Frank, Harris, Shriver & Jacobson.
               23.1   Consent of Fried, Frank, Harris, Shriver & Jacobson (included in
                      Exhibit 5.1 above).
               23.2   Consent of Deloitte & Touche LLP.
               24.1   Power of Attorney (see signature page).
              *27.1   Financial data schedule.

             -------------
             *Incorporated by reference to our Registration Statement on Form S-1, File No. 333 -40624.

---------------

ITEM 9. UNDERTAKINGS.

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.; and

                      (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by ASC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of ASC pursuant to the foregoing provisions, or otherwise, ASC has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, ASC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Vienna, State of Virginia, on October 25, 2000.

                                    ADVANCED SWITCHING
                                         COMMUNICATIONS, INC.



                                    By:   /s/ ASGHAR D. MOSTAFA
                                        --------------------------------
                                        Asghar D. Mostafa
                                        President and Chief Executive Officer
                                        (Principal Executive Officer)


        KNOW ALL PERSONS BY THESE PRESENT, that each individual whose signature appears below constitutes and appoints Asghar D. Mostafa and Harry J. D'Andrea power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and to all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                 TITLE                                 DATE
---------                                 -----                                 ----


/s/ ASGHAR D. MOSTAFA                     President, Chief Executive Officer    October 25, 2000
----------------------                    and Director (Principal Executive
Asghar D. Mostafa                         Officer)


/s/ HARRY J. D'ANDREA                     Chief Financial Officer (Principal    October 25, 2000
----------------------                    Financial and Accounting Officer)
Harry J. D'Andrea

/s/ BETSY S. ATKINS                       Director                              October 25, 2000
-------------------------
Betsy S. Atkins



/s/ HENRY G. BAKER                        Director                              October 25, 2000
-------------------------
Henry G. Baker



/s/ ROBERT TED ENLOE, III                 Director                              October 25, 2000
-------------------------
Robert Ted Enloe, III



/s/ RICHARD H. KIMBALL                    Director                              October 25, 2000
-------------------------
Richard H. Kimball



/s/ ARTHUR J. MARKS                       Director                              October 25, 2000
-------------------------
Arthur J. Marks



/s/ EDWARD W. SCOTT                       Director                              October 25, 2000
-------------------------
Edward W. Scott



/s/ JOHN W. SEAZHOLTZ                     Director                              October 25, 2000
-------------------------
John W. Seazholtz



/s/ RONALD S. WESTERNIK                   Director                              October 25, 2000
-------------------------
Ronald S. Westernik